SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2005

Pharmaceutical Formulations, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 Plainfield Avenue, Edison, New Jersey 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  732-985-7100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_|     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 7.01.      Regulation FD Disclosure.

          In light of the previously-disclosed resignation of the Company’s former Chief Financial Officer on June 3, 2005, the Company entered into an agreement with Executive Sounding Board Associates Inc. (ESBA), a management and financial consulting firm. Pursuant to such agreement, executed on June 14, 2005, ESBA has provided the services of Robert D. Katz, an employee of ESBA, as a financial advisor and consultant to the Company. ESBA and Mr. Katz performed a similar role for the Company from November 2000 to October 2001. The agreement is terminable by either party on one week’s notice.

          For the past 14 years, Mr. Katz, age 43, has been with ESBA, the last seven of which he has been a managing director. He has over 21 years of experience as a chief operating officer, chief financial officer, treasurer, finance director and restructuring consultant at various companies and as a management consultant in accounting, marketing, finance, manufacturing operations and accounting and financial systems. He holds a BSE in Accounting and Management from The Wharton School of Business at the University of Pennsylvania and an MBA in Finance from Temple University. He is a certified public accountant and certified turnaround professional.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC.

By:	/s/ James Ingram
Name: Title:	James Ingram Chairman of the Board and Chief Executive Officer

Dated: June 17, 2005